Exhibit 99.1

Theravance, Inc.

Theravance, Inc. presentation delivered at the 28th Annual J.P. Morgan Healthcare Conference on January 14, 2010.

Jessica Fye of JP Morgan:  Good morning everyone. I’m Jessica Fye on the pharmaceuticals team here at JP Morgan. We’re very pleased to be hosting Theravance at the conference this morning and now I’ll turn it over to Rick Winningham, the CEO.

Rick Winningham of Theravance:  Thank you very much and I’d like to thank JP Morgan for inviting us here to present this morning and I’d like to thank the pianist for the jazz introduction. So, with that I will get started and cover, really talk about our key programs. I’ll be providing some updates on VIBATIV™ today, which is our first product that was discovered at the company, developed by the company, taken to regulatory approval in the US and now is launched in the US and will be launched in Canada in 2010 with our partner Astellas. We’ve also, in the fourth quarter of the year, initiated the Horizon program, the Phase 3 program in COPD with GSK. I’ll be providing some updates on that program today. I’ll also be coming back in providing an update on our nosocomial pneumonia application with telavancin and then also touch on the diverse product pipeline that we have behind the lead programs. VIBATIV™ launched in the United States. It’s terrifically exciting for us. It’s the first lipoglycopeptide and only lipoglycopeptide on the market to treat complicated skin and skin structure infections from susceptible Gram-positive organisms specifically methicillin-resistant Staph aureus. VIBATIV™’s dual mechanism of action affecting both the cell wall as well as the cell membrane confer on it a bactericidal activity. That is a feature that physicians like. It’s a once-daily injectable antibiotic and again is approved for adults and launched in the US. What we’ve seen happen over the last few years in the resistant Gram-positive market is really consistent, strong growth in the number of treatment days, again, driven by increases in prevalence of methicillin-resistant Staph aureus. About 34 to 35 million treatment days over the period noted on the slide ending in June 2009, 12 months and about a third of those treatment days are due to complicated skin and skin structure infections and that’s due to the progression of community-acquired methicillin-resistant Staph aureus in the United States. Emerging drug resistance is a problem. It’s widely seen in hospitals and while resistance is not only present, there’s also reduced susceptibility to the agents that are currently being used to treat complicated skin and skin structure infections. So, that’s where the opportunity lies for VIBATIV™ in the United States. VIBATIV™ targets the septum of the methicillin-resistant Staph aureus organism and does so much more efficiently than vancomycin. You can see in these two slides, the picture’s worth a thousand words. The bright line in the middle of the cell on the

VIBATIV™ photo is really where VIBATIV™ is concentrated when it is killing the cell, really all along the septum. Whereas vancomycin, you really see only 3 bright points in the cell and that’s where vancomycin is exerting its activity and in fact, that directly translates into the potency of VIBATIV™ being more potent than vancomycin as well as being bactericidal. VIBATIV™ is part of the partnership that we have with the Astellas, a global pharmaceutical company headquartered in Japan. Our relationship with Astellas covers the development, manufacture and global commercialization of VIBATIV™ and we’ve really sought to combine the global infrastructure of Astellas with the experience that Theravance has with VIBATIV™. We will collaborate with them on the marketing for the first 3 years post launch but Astellas is responsible for all other development, regulatory, manufacturing and sales activity as well as being responsible for regulatory activities outside the United States. It is still Theravance’s responsibility to get the nosocomial pneumonia indication in the United States and I’ll come back to that towards the end of the presentation. We’ve had strong deal economics. We’ve earned over $191 million to date in milestones from Astellas related to the development of telavancin and again, Astellas is responsible for all future commercialization costs. We’ve got about $30 million of milestones that we can earn, 15 million of that is related to approval of complicated skin in Europe and that filing is in and under review and about 10 million of the 30 million is related to approval of nosocomial pneumonia in the United States. The royalties that Theravance receives from this collaboration began in the high teens. The sales evolution basis relatively quickly step out of the high teens to another level and then for global sales over $500 million, the royalty rate moves into the high 20’s. So, we’re very excited about the launch of VIBATIV™. The reception from physicians in the US, thus far, about 9 weeks into the launch has been good. Clearly, the infection in methicillin-resistant Staph aureus is on everybody’s mind. So, we look forward to providing further updates on the launch as we work through the rest of the year. Now, I turn to Horizon. This is the large program that we have with GSK seeking to develop a once-daily long-acting beta-agonist combined with a once-daily inhaled corticosteroid targeted being the next generation medicine to their drug Advair which is currently selling about $8 billion. In the future, we and GSK will refer to the combination once-daily long-acting beta-agonist combined with a once-daily inhaled corticosteroid as Relovair™. That’s the brand that we’re seeking to put on this combination product, and again it’s targeted to be the next generation combination product for asthma and COPD. A reminder again, Advair currently sells about $8 billion annually and of that $8 billion about 50% of it is in chronic obstructive pulmonary disease and about 50% of it is in asthma. We’ve initiated the Phase 3 program in COPD with GSK in 2009 and the initiation of that program comes really based on the data of an extensive Phase 2b program comprising about 3,000 patients with both COPD and asthma. We’re committed to the progression of Relovair™ in the study of asthma and beginning the Phase 3 program. We’ll give an update on that on the next slide. Why is this important to Theravance? This program is important to Theravance because we have no cost obligation on this program up to NDA/MAA approval and launch, and we received royalties of 15% on the first $3 billion of annual sales and 5% on sales greater than $3 billion. So, this is a significant value driver for us. We are terrifically excited about the combination product that’s in Phase 3. The overall development status for Relovair™ and in this 2 x 2 matrix tries to simplify it. If you look at the first column in chronic obstructive pulmonary disease, that Phase 3 program has been initiated to satisfy both US and European regulatory requirements. You move over to the second column in asthma, the 2b is completed. We’re ongoing discussions with FDA and we’ve reached regulatory agreement with Europe. GSK is targeting to file the NDA and MAA in these indications in late 2011. So, we’re in early 2010 now. We expect a good solid progression through the Phase 3 program with the filing targeted in late 2011 in both Europe and the United States. If you step back and look at our Phase 3 program that’s currently underway and it was started in October of 2009, the goal of this program is to evaluate the efficacy and the safety of the combination of the long-acting beta-agonist in the inhaled corticosteroid. Overall, the Phase 3a program will study over 6,000 patients and is comprised of five pivotal Phase 3 studies, two 12-month exacerbation studies comprising about 3,000 patients and two 6-month efficacy studies of about 2,200 patients. The doses that we took forward into Phase 3 in the combination product with a 25 mcg dose of ‘444, the long-acting beta-agonist and we have combined that long-acting beta-agonist with either 50 mcg of the once-a-day steroid, 100 mcg of the once- a-day steroid or 200 mcg of the once-a-day steroid. Additional studies in the 3b program will be initiated to assess the potential for superiority of the fixed combination versus other treatments in COPD and look forward to brining you updates on that through the remainder of the year. Now, I’ll turn to telavancin and talk briefly about where we are with our nosocomial pneumonia application. We received a complete response letter in November of 2009 from the FDA. As a reminder, I’ve said earlier the MAA for both nosocomial pneumonia and complicated skin and skin structure infections is under review currently by the EMEA. The complete response letter listed a few key issues. They asked us to submit additional data and analysis on our nosocomial pneumonia patient population to support in evaluation of all-cause mortality as the primary efficacy endpoint. Now, there’s been a number of discussions and a variety of regulatory forum about the move from establishing clinical cure as what would be the judge for efficacy in this particular patient population to mortality. There has not been any formal guidance that’s been issued by FDA on what to use to evaluate nosocomial pneumonia. Our studies which were initiated in early 2005 and represent the largest overall study of nosocomial pneumonia in Gram-positive organisms, we used clinical cure as the efficacy endpoint. That is consistent with the existing draft guidance of FDA in the study of nosocomial pneumonia but the FDA asked for and we will submit the additional data that we have collected on mortality and I will, in the next couple of slides, go into the summary of what that data is. They also asked for further rationale on the pooling of the two studies that we have conducted as a part of the nosocomial pneumonia program. Those two studies, Study 15 and Study 19, were each about 750 patients and the 750 patients to be evaluated at endpoint of all-cause mortality, those studies are really of insufficient power and size. So, in order to evaluate all-cause mortality, one needs to combine the studies to get to a study size of somewhere in between an analysis set of somewhere between 1,200 and 1,500 patients to provide adequate power to analyze all-cause mortality, if the FDA notes that the additional data we submit and the analyses and the plans as well as a rationale for pooling, which I’ll go over with you in just a moment, you know, if they consider those that are insufficient, they disagree with our pooling or data is insufficient, they could require us to do another study or they could require additional evidence of safety and efficacy prior to the approval of the nosocomial pneumonia indication. The additional mortality data and analyses support the prior conclusions that we have communicated on mortality with telavancin in nosocomial pneumonia and that is that there’s no difference when you compare vancomycin to telavancin in the study of these very sick patients with nosocomial pneumonia. So very briefly, I’ll go through the rationale for pooling of the ATTAIN studies. The ATTAIN studies 15 and 19, these protocols were identical and they were conducted contemporaneously over the same time period. The statistical analysis plan that we submitted to the FDA before unblinding the studies called for combining the studies for an analysis of an efficacy endpoint, albeit not mortality, but evaluating the efficacy in the population of methicillin-resistant Staph aureus infections that were within the study. There is no significant difference in treatment groups of the pooled database in 30 of 31 characteristics. So, between the studies, the baseline characteristics are the same in 30 of 31 baseline characteristics. Again, indicating these studies are very similar and should enable them to be pooled to evaluate an efficacy endpoint. In each study, the crude mortality rates overlap with on another. So, the mortality rates themselves in Study 15 and Study 19 are not different. There was no evidence in our analysis of differential informative censoring of the data. What I’ll show you in just a second are some Kaplan-Meier analyses and there is no difference in censoring between the telavancin arm and the vancomycin arm in these studies. A multivariate regression that we were able to do because of the size of the study indicated multiple baseline variables that are related to vital status and if you adjust for the prognostic factors, there was no statistically significant difference between study and treatment for mortality. The p value is 0.72. This really represents the core of the rationale that we will submit to the FDA in support of the pooling of the studies to evaluate mortality as the efficacy endpoint in the study. So, what are those? I’m going to go over two slides. This is the as-treated population, estimated survival at 28 days and there’s a lot of numbers on the slide and I’ll draw your attention to the key numbers. Because the studies are individually inadequately powered, if you combine and pool the studies together and you’ll look at the difference here in mortality between the two studies, it’s estimated at 28 days to be about 2% difference with the confidence interval ranging from -0.067 to 0.018. The confidence interval includes 0 and the lower bound of the confidence interval is in fact greater than -10 which may be, may be the non-inferiority margin that the FDA is looking for and the reason that I say “may” is that we’ve had no communication from the FDA on what non-inferiority margin they are expecting to see in mortality studies. I’ve also included the hazard ratio in these studies, which again the confidence interval includes 0 for the hazard ratio and the upper bound of the confidence interval in the hazard ratio is in fact below the 10% non-inferiority margin. So, there is no statistically significant difference in the 28-day survival between the treatment groups in either study or in the combined Kaplan-Meier survival analysis. I would say that there is no other drug today that has been evaluated for mortality in nosocomial pneumonia. So, this is an analysis that has not been done before in this particular patient population. Now, one of the populations that I believe the FDA is interested in is a slightly more specific population within our study and that population conforms to a 2005 guidance from The American Thoracic Society and The Infectious Disease of America, which creates a slightly greater level of specificity for the identification of pneumonia. We did, as a sensitivity analysis to the overall data, a set of analyses on this particular population, which is chest x-ray that indicates pneumonia as well as two other features and if you look at the combined, again, analysis set in this particular analysis set, you see the sensitivity analysis confirms in fact the as-treated population where you get, in fact, narrower with the more specific set, you get a narrower range in the confidence interval, a narrower range around the hazard ratio. So again, with the sensitivity analysis and a slightly more specific definition of pneumonia than what was used in our as-treated population you reach the same conclusion that you do with the as-treated population. So with that, what we expect to do is to submit the response to the Complete Response to the FDA, hear back from the FDA on the adequacy of the Complete Response and just go from there forward in the review the process. Again, I’d like to remind everyone that the ATTAIN studies were conducted under the current draft guidance of FDA, which draft guidance indicates that one should use clinical cure as the primary efficacy endpoint and our studies showed in both the all-treated and the clinically valuable population, that in fact the studies were non-inferior. And so with that, I’ll turn to just a brief update on the rest of the pipeline before I go into a quick financial summary as well as some operating milestones for Theravance for 2010. I draw your attention to the third bar here on this slide because I’ve talked about the Relovair™ COPD and asthma program earlier in the presentation. We have a program with GSK that contains a set of molecules that are both muscarinic antagonist and beta agonist and we hope to be able to put that program into a large Phase 2b study this year with GSK. This program has completed Phase 2a, showed good data versus the combination of salmeterol and tiotropium gold standard therapy for COPD as bronchodilators and now hopefully we will advance this program into 2b with GSK. In bacterial infections, I’d covered the telavancin nosocomial pneumonia program, TD-1792 is another antibiotic that we have that’s completed a 200-patient proof-of-concept study, demonstrated proof-of-concept in the treatment of resistant Gram-positive organisms. We’re currently doing another Phase 1 study with that drug to evaluate the penetration of the drug into the lung because this drug may be another effective tool as long it penetrates into the lung in sufficient quantities for the treatment of resistant Gram-positive nosocomial pneumonia. Turning to our GI programs, TD-5108 in the GI motility dysfunction area, again, this is a program where we’ve completed a 400-patient study in chronic constipation. This has been presented to The American Society of Gastroenterology showing a very strong efficacy with 5108 in completely relieving the constipation of these patients. In fact, returning their bowel function to normal. Right now, we are prepared to take this into a Phase 3 and we’re currently working on potential partnerships with this compound with other parties to potentially take this into Phase 3 because it is a Phase 3-ready asset. In addition in the GI area, our peripheral mu antagonist program for opioid-induced bowel dysfunction. That’s another program, another compound discovered at Theravance. This is an excellent peripheral mu antagonist. It’s in multiple-ascending dose studies right now and we believe that we can get proof-of-concept data on this particular compound before the end of the year. And then finally, in the area of cognitive disorders, if you look at 5-HT4 agonist like 5108, 5-HT4 agonist work in the GI tract because they stimulate the acetylcholine and the stimulation of acetylcholine on the GI tract is what causes the prokinetic activity that relieves the chronic constipation that some individuals have. If you stimulate the release of acetylcholine in the brain, it can have an effect of increasing cognition and we presented the paper on animal models on these at a neuroscience meeting in the fourth quarter. So, one of the other approaches that we’re taking with our 5-HT4 program is to in fact evaluate the potential of our 5-HT4 agonist to get into the cerebral spinal fluid and if these agents can get into the cerebral spinal fluid, there may be an application for these drugs in the treatment of Alzheimer’s disease. So, that’s an overall summary of our pipeline. It’s likely that we will take another drug out of our discovery efforts into Phase 1 this year from our pain program. Financial position, we ended the third quarter with about $154 million in cash and then immediately after that, earned a $20 million milestone from Astellas for the approval of VIBATIV™ for skin as well as the transfer of inventory. If you look at our guidance for 2009 and spending, our guidance has been somewhere between $87 million and $90 million of spending and we’ll talk about what our year end cash position is during the call that we have in early February when we review our year-end numbers. Our projected 2010 expenses and these are expenses, these are not cash burn numbers, are between $90 million and $95 million in expenses. If you look up, you know, roughly the cash burn rate for 2010, it would be significantly below this number because of milestones that we’ve received and of course our plan is, in fact, to prosecute the nosocomial pneumonia application through approval, hopefully, in the United States to earn the milestones there from Astellas as well as, hopefully, in either late 2010 or sometime in 2011 receive a milestone for approval in Europe, which is $15 million. As a reminder, GSK pays for all the Relovair™ Phase 3 expenses and they also pay for all of the MABA 2b expenses and then we have royalties we will be expecting from the sales of VIBATIV™.

Operating milestones include initiation of Phase 3 in asthma in the Relovair™ program, initiation of the 2b program with GSK in COPD for MABA, muscarinic antagonist-beta agonist, FDA approval for telavancin in nosocomial pneumonia and following that hopefully a launch in the United States and finally the 2010 milestone of proof-of-concept results out of our peripheral mu antagonist. I’d like to thank everyone for joining me today for this update in 2010. 2010 will prove to be a terrifically exciting year for Theravance and we’re looking forward to it. So, thank you very much.